Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated March 27, 2018 relating to the financial statements, which appears in Her Import’s Annual Report on Form 10-K for the year ended December 31, 2017.

/s/ RBSM LLP

Larkspur, CA
June 4, 2018